Exhibit 1.1

DEALER MANAGER AGREEMENT

May 14, 2010

Banc of America Securities LLC

Bank of America Tower at One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

1.             The Exchange Offer.  Alexandria Real Estate Equities, Inc., a Maryland corporation  (the “Company”) proposes to offer to exchange (the “Exchange Offer”) any or all of its outstanding 8.00% Senior Convertible Notes due 2029 (the “Existing Securities”) for the following consideration per $1,000 principal amount of Existing Securities tendered in such offer: (i) 24.1546 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Exchange Securities”), (ii) $180.00 in cash and (iii) accrued and unpaid interest on the Existing Securities to, but excluding, the date on which the Existing Securities are accepted for purchase (the “Settlement Date”) payable in cash.  The Exchange Offer described above will be made upon the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and related Letter of Transmittal, attached as Exhibits A and B hereto.

2.             Retention.  The Company hereby retains Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as its exclusive joint dealer managers (each a “Dealer Manager” and collectively, the “Dealer Managers” or “you”) for the Exchange Offer and authorizes you to act on the Company’s behalf in accordance with the terms and conditions of the Exchange Offer, this Agreement and the Exchange Offer Materials (defined below).  You agree, upon the terms and subject to the conditions of this Agreement and upon reliance on the representations and warranties and agreements of the Company contained herein and in accordance with the terms and conditions set out in the Exchange Offer Materials (defined below), to act as the exclusive Dealer Managers in connection with the Exchange Offer.  As Dealer Managers, you agree to perform, in accordance with your customary practice, those services in connection with the Exchange Offer that are customarily performed by investment banking firms of international standing in connection with similar exchange offers, including, without limitation, soliciting exchanges of Existing Securities and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and similar holders of the Existing Securities. You have been engaged to act as Dealer Managers in connection with the Exchange Offer with duties owed solely to the Company.  In performing your obligations hereunder, you will act as an independent contractor and will not be deemed to act as an agent, fiduciary, partner, or a member of a joint venture, syndicate or group with, the Company or any of its affiliates.  You will have no obligation to exchange any Existing Securities in connection with the Exchange Offer.  The Company agrees that no broker, dealer, commercial bank or trust company or nominee (each, a “Broker”) that may take actions in connection with the Exchange Offer will be deemed to be your agent (other than your affiliates in their capacity as Brokers).  On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Managers hereby agree to act in such capacity.  The Company acknowledges and agrees that (a) the terms of this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and the Dealer Managers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Dealer Manager is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Dealer Manager has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Dealer Manager has advised or is currently advising the Company on other matters) and no Dealer Manager has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Dealer Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Dealer Managers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

3.             Registration Statement, Prospectus and Exchange Offer Materials.  (a)  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “1933 Act”), a registration statement on Form S-4, including a preliminary prospectus (including any documents incorporated by reference in such preliminary prospectus and as supplemented or amended from time to time prior to the effectiveness of the Registration Statement (defined below), the “Preliminary Prospectus”), covering the registration of the Exchange Securities. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the 1933 Act relating thereto and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) of the 1933 Act after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement.  The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) at the time it becomes effective or is first filed pursuant to Rule 424(b) under the 1933 Act is herein called the “Prospectus.” The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “1934 Act”).  The term “Commencement Date” shall mean the date of commencement of the Exchange Offer.

(b)           The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the 1934 Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein.  The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

(c)           The Company agrees that, at a reasonable time prior to using any Exchange Offer Materials (as defined below) or filing any such material with the Commission or any other governmental or regulatory agency or instrumentality or court (each an “Other Agency”), it will submit copies of such Exchange Offer Materials to you so as to enable your review thereof and will give reasonable consideration to your and your counsel’s comments, if any, thereon. The Company agrees that it will not file with the Commission or any Other Agency any Exchange Offer Materials which was not submitted to you in accordance with the immediately preceding sentence or if submitted to which you reasonably object.

(d)           The Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO, letters of transmittal and any newspaper announcements, press releases and any other Exchange Offer Materials and information the Company may use, prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Securities or authorize for use in connection with the Exchange Offer are herein collectively referred to as the “Exchange Offer Materials.”

4.             Use of Exchange Offer Materials.  (a)  The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company.  The Company shall, to the extent permitted by law, use its best efforts to disseminate the Exchange Offer Materials to each registered holder of any Existing Securities, as required, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date required, under the 1934 Act and comply in all material respects with its obligations thereunder.  Thereafter, to the extent practicable until the expiration date of the Exchange Offer, the Company shall use its best efforts to cause copies of such Exchange Offer Materials to be mailed to each person who becomes a holder of record of any Existing Securities prior to such date.  The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility on your part for independent verification of any information therein and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Materials and any other information delivered to you by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.

(b)           The Company agrees to provide you, at its expense, with as many copies as you may reasonably request of the Exchange Offer Materials.  The Company agrees that within a reasonable time prior to using or filing with any Other Agency of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel so as to enable your review thereof and will give reasonable consideration to you and your counsel’s comments, if any, thereon.  The Company agrees that a reasonable time prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Managers and their counsel within a reasonable time in advance of filing with the Commission or Other Agency of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials.  The Company agrees it will not file any such amendment or supplement to the Exchange Offer Materials which was not submitted to you in accordance with the immediately preceding sentence or if submitted to which you reasonably object.

(c)           The Company has furnished or shall use its best efforts to furnish to you, or cause the trustees, transfer agents or registrars for the Existing Securities to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them.  Additionally, the Company shall update, or cause the trustees, transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you.  Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

(d)           The Company authorizes the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith.  The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.

(e)           The Company authorizes the Dealer Managers to communicate with any information agent (the “Information Agent”) or the exchange agent (the “Exchange Agent”) appointed by the Company to act in such capacity in connection with the Exchange Offer.  The Company will arrange for the Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.

(f)            The Company agrees that any reference to the Dealer Managers in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Managers’ prior consent, which consent shall not be unreasonably withheld.

(g)           The Company will promptly enter into customary arrangements with the Information Agent and Exchange Agent.

5.             Fees and Expenses of the Dealer Managers.  As compensation for your services hereunder, the Company agrees to pay to you a fee set forth on Schedule I hereto, payable upon settlement of the Exchange Offer. All payments to you will be wired, promptly after the expiration of the Exchange Offer, in immediately available funds to your account as follows:

Bank of America NA, San Francisco
ABA #: 121-000-358
Account Name: Bank of America
Account #: 12333-34172

6.             Other Expenses and Reimbursement of Expenses.  The Company agrees to pay all reasonable fees and expenses relating to the Exchange Offer, whether or not the Exchange Offer is consummated and whether or not this Agreement has expired or has been terminated, including, without limitation (a) all expenses of preparation, printing, mailing, filing and dissemination of the Exchange Offer Materials, (b) all costs of furnishing to you such copies of the Exchange Offer Materials as you may reasonably request, (c) all fees and expenses paid by you or by Brokers for customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials, (d) all fees and expenses of the registrar and transfer agent for the Existing Securities and the Exchange Securities, the Information Agent and the Exchange Agent and the trustee for the Exchange Securities, (e) all advertising charges, including those of any public relations firm or other person or entity rendering similar services in connection with the Exchange Offer, (f) all filing fees applicable to the Exchange Offer, (g) all fees and expenses of the Company’s independent public or certified public accountants and other advisors, (h) all fees, costs and expenses incurred in connection with (i) the registration or qualification of the Exchange Securities under the laws of such jurisdictions as the Dealer Manager may designate and (ii) reasonable all out-of-pocket expenses (including the reasonable fees and expenses of Clifford Chance US LLP, your counsel, which amount shall be paid directly to such legal counsel), incurred by you in connection with the services you provide us pursuant to this Agreement.

7.             Representations, Warranties and Certain Agreements of the Company.  The Company represents and warrants to you, and agrees with you, as of the date hereof, as of the Commencement Date, during the period of the Exchange Offer, and as of the Settlement Date (provided that for purposes of the representations, warranties and agreements in subsections (e) through (cc) of this Section 7 made prior to the effectiveness of the Registration Statement, all references to the “Prospectus” shall be deemed to refer only to the Preliminary Prospectus):

(a)           The Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act and has been filed with the Commission as of the Commencement Date. The Company will file such additional amendments to such Registration Statement, Preliminary Prospectus and Prospectus and such abbreviated registration statements as may hereafter be required.  No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.

(b)           The Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) has been prepared by the Company in conformity in all material respects with the requirements of the 1934 Act and has been or will, prior to commencement of the Exchange Offer, be filed with the Commission and the same shall have been provide to you a reasonable time prior to filing; and the Company will file such additional amendments to such Schedule TO as may hereafter be required.

(c)           (i) The Exchange Offer Materials, including the Registration Statement, the Preliminary Prospectus, the Prospectus and the Schedule TO, comply and, as amended or supplemented, if applicable, will comply, in all material respects, with the 1933 Act and the 1934 Act, as the case may be, (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) none of the Preliminary Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus, as of its date and, as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the Company makes no representation or warranty with respect to any statement contained in, or any omission from, the Exchange Offer Materials, including the Registration Statement, the Preliminary Prospectus or the Prospectus, or, in each case, any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Exchange Offer Materials it being agreed that the only information so provided is the information set out in Schedule II to this Agreement.

(d)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Registration Statement, the Preliminary Prospectus or the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           Neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Exchange Offer Materials, or the Prospectus, except as otherwise stated therein, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, that singly or in the aggregate could be reasonably expected to have a material adverse effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each such significant subsidiary, a “Subsidiary”), or any Material

Adverse Effect or any development involving a Material Adverse Effect, in any such case, otherwise than as set forth or contemplated in the Registration Statement.

(f)            The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than as specifically described in the Registration Statement) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for the related mortgage indebtedness described in the Registration Statement and such other liens, encumbrances and defects as are described in the Registration Statement or such as could not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease (other than ground leases referred to above) by the Company and its subsidiaries that are described in the Registration Statement are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each Subsidiary and its jurisdiction of organization is set forth on Schedule III hereto; each of the Company’s subsidiaries has power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(h)           The Company has an authorized, issued and outstanding capitalization as set forth in the Preliminary Prospectus under the caption “Capitalization”, and all of the issued and outstanding shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the Preliminary Prospectus under the caption “Description of Our Capital Stock” or in the documents incorporated by reference into the Preliminary Prospectus; and all of the issued shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are described in the Registration Statement or such as do not materially interfere with the ownership thereof by the Company and its subsidiaries in each case, except as would not have a Material Adverse Effect.

(i)            This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the rights to indemnification and contribution hereunder may be subject to limitations of public policy under federal securities laws and that the enforceability hereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(j)            The descriptions in the Preliminary Prospectus of the Exchange Securities and the Existing Securities are complete and accurate in all material respects.

(k)           The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; furthermore, all financial statements required by Rule 3-14 of Regulation S-X (“Rule 3-14”) have been included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus under the 1933 Act.

(l)            Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and certain properties acquired by the Company and its subsidiaries, are independent registered public accountants as required by the 1933 Act.

(m)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(n)           Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any stock of the Company to facilitate the distribution of the Exchange Securities in the Exchange Offer.

(o)           Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such defaults that could not be reasonably expected to result in a Material Adverse Effect.

(p)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation by the Company of the Exchange Offer and fulfillment of the terms herein contemplated does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that could not be reasonably expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that could not be reasonably expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or filing with any such court or governmental agency or body is required for the Exchange Offer or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the issuance, transfer or delivery of the Exchange Securities and the filing of the Schedule TO under the 1934 Act and such consents, approvals, authorizations, registrations or qualifications (a) as may be required under state securities or Blue Sky laws in connection with the execution, delivery and performance of this Agreement and the transactions contemplated in this Agreement by the Company, (b) as may be required pursuant to the listing requirements of the New York Stock Exchange (the “NYSE”), and (c) as have already been obtained.

(q)           The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)            Other than as set forth in the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or other assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)           Except as set forth in the Registration Statement, the Company has no knowledge of (i) the presence of any hazardous substances, hazardous materials, toxic substances or hazardous or toxic wastes (collectively, “Hazardous Materials”) on any of the properties owned by the Company and its subsidiaries in violation of law or in excess of regulatory action levels that could reasonably be expected to have a Material Adverse Effect or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence could reasonably be expected to have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company and its subsidiaries, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders that could reasonably be expected to have a Material Adverse Effect.

(t)            The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

(u)           The Exchange Securities to be issued in the Exchange Offer have been duly and validly authorized and, when issued and delivered on the Settlement Date, will be duly and validly issued and fully paid and non-assessable, will conform to the description of the Exchange Securities contained in the Exchange Offer Materials and the Preliminary Prospectus and will not be subject to any preemptive rights of any security holder of the Company; no holder of Exchange Securities will be subject to personal liability by reason of being such a holder; except as set forth in the Exchange Offer Materials and the Prospectus, the issuance, transfer or delivery of the Exchange Securities by the Company will not give rise to any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any obligations or commitments of the Company to issue, sell, convert, exchange or register with the Commission any shares of stock, warrants, convertible securities or obligations of the Company or any shares of stock of or membership interests or partnership interests in any subsidiary or any such warrants, convertible securities or obligations.

(v)           All written communications made by the Company or an affiliate thereof relating to the Exchange Offer, during the period from and including the first public announcement to the earlier of either the expiration date or the Settlement Date of the Exchange Offer have been or will be filed with the Commission, as required by and in accordance with the

1934 Act and the Commission’s rules and regulations including Rule 13e-4(c)(1) under the 1934 Act.

(w)          Commencing with the Company’s taxable year ended December 31, 1996, the Company has been, and upon the Settlement Date will be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of the Company as described in the Exchange Offer Materials and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(x)            The Company has not relied upon the Dealer Managers or legal counsel for the Dealer Managers for any legal, tax or accounting advice in connection with the Exchange Offer.

(y)           As required by Rule 13a-15 under the 1934 Act, the Company’s principal executive officer, principal financial officers, or other persons performing similar functions, have evaluated, as of March 31, 2010, the design and operations of the disclosure controls and procedures of the Company.  Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures effectively ensure that information required to be disclosed in the Company’s filings and submissions with the Commission under the 1934 Act, is accumulated and communicated to our management (including the principal executive officer and principal financial officer) and is recorded, processed, summarized and reported within the time periods specified by the Commission. In addition, there have not been any significant changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that could significantly affect the Company’s internal control over financial reporting since March 31, 2010.

(z)            Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on the Company’s own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(aa)         To the Company’s knowledge after due inquiry, the Company and its directors and officers, in their respective capacities as such, are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(bb)         Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Exchange Offer Materials and the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(cc)         The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the Exchange Offer.

8.             Conditions.  Unless waived by you, your obligation to act as Dealer Managers hereunder shall at all times be subject, in your discretion, to the conditions that:

(a)           All representations and warranties of the Company contained herein are now, and at all times during the Exchange Offer will be, true and correct.

(b)           You shall have received, on the Commencement Date and the Settlement Date, letters, dated the Commencement Date and the Settlement Date, respectively, from Ernst & Young LLP, independent public or certified public accountants for the Company, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(c)           The Company shall have filed the Registration Statement with the Commission not later than the date hereof and the Registration Statement shall become effective prior to the expiration date of the Exchange Offer, as such expiration date may be extended from time to time in order to complete registration proceedings with the Commission.

(d)           No stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request for additional information shall have been complied with to the reasonable satisfaction of the Dealer Managers’ counsel.

(e)           In the judgment of the Dealer Managers (i) there shall not have occurred any material adverse change (financial or otherwise) (other than as disclosed in, contemplated by or incorporated by reference into, the Registration Statement and Prospectus at the time of the Exchange Offer), in the operations, business, net worth, condition or prospects of the Company, or a material change in management of the Company occurs, whether or not arising in the ordinary course of business, which would make it impracticable, in the Dealer Managers’ sole judgment, to solicit the tender for exchange of Existing Securities pursuant to and in accordance with the terms of the Exchange Offer on the terms and in the manner contemplated in the Registration Statement, (ii) there shall not have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Dealer Managers, impractical or inadvisable to proceed with the solicitation for tender for exchange of Existing Securities pursuant to and in accordance with the terms of the Exchange Offer on the terms and in the manner contemplated in the Registration Statement, (iii) there shall not have occurred a suspension in trading in any securities of the Company by the Commission or by the NYSE, or a suspension in trading generally on the NYSE (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) being fixed, or maximum ranges for prices for securities being required, by such exchange or the Financial Industry Regulatory Authority or Nasdaq or by order of the Commission or any other governmental authority, or (iv) there shall not have been a banking moratorium declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States.

(f)            On the Settlement Date, you shall have received a written certificate, dated such date and executed by officers of the Company reasonably satisfactory to the Dealer Managers as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date and the Settlement Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Settlement Date, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as the Dealer Managers may reasonably request.

(g)           The Company shall have delivered to you an opinion of Morrison & Foerster LLP, counsel to the Company, substantially to the effect of Exhibit C hereto, addressed to you on each of the Commencement Date and the Settlement Date, an opinion or opinions with respect to such matters as you may reasonably request.

(h)           The Company shall have delivered to you an opinion of Venable LLP, special Maryland counsel to the Company, substantially to the effect of Exhibit D hereto, addressed to you on each of the Commencement Date and the Settlement Date, an opinion or opinions with respect to such matters as you may reasonably request.

(i)            On the Commencement Date and the Settlement Date, the Dealer Managers shall have received the favorable opinion of Clifford Chance US LLP, counsel for the Dealer Managers, in form and substance satisfactory to the Dealer Managers.

The Company will furnish you with such executed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

9.             Covenants of the Company.  The Company covenants and agrees with the Dealer Managers:

(a)           To use its reasonable best efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the expiration date of the Exchange Offer (giving effect to any extension of such expiration date to complete registration proceedings with the Commission); to use its reasonable best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the 1933 Act as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; to promptly advise the Dealer Managers in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission or any Other Agency to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance of any stop order, injunction, restraining order or denial of any application for approval refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings, litigation or investigation for any of such purposes by or before the Commission or any Other Agency, (C) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which is not generally known to the public and which could reasonably be expected to (x) cause the Company to withdraw, rescind, terminate or modify the Exchange Offer, (y) cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or (z) would permit the Company to exercise any right not to accept Exchange Securities tendered pursuant to the Exchange Offer (and the Company will so advise you before such rights are exercised), or (D) the institution of any proceedings to remove, suspend or terminate from listing or quotation the Company’s shares of the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation of any proceedings for any such purposes.  The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

(b)           To comply with the 1933 Act and the 1934 Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable.  If, at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the 1933 Act or 1934 Act, the Company will promptly prepare, file with the Commission, and furnish, at their own expense, to the Dealer Managers and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Managers) by which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.

(c)           Promptly from time to time to take such action as the Dealer Managers may reasonably request to qualify the Exchange Securities for sale under the securities laws of such jurisdictions as the Dealer Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Exchange Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d)           To make generally available to its security holders, and to deliver to the Dealer Managers, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act (including, at the option of the Company, Rule 158 under the 1933 Act).

(e)           To use its commercially reasonable efforts to advise or cause the Exchange Agent to advise the Dealer Managers at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Securities tendered for exchange as follows:  (i) the aggregate principal amount of Existing Securities validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Exchange Securities pursuant to the procedures set forth in the Exchange Offer Materials on such day, (ii) the aggregate principal amount of Existing Securities properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Exchange Securities in categories (i) and (ii) above.

10.           Indemnification and Contribution. (a)  The Company agrees to indemnify, defend and hold harmless the Dealer Managers, their respective partners, directors and officers, and any Person who controls the Dealer Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Dealer Managers or any such Person may incur under the 1933 Act, the 1934 Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Exchange Securities under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact or in any preliminary prospectus or the Prospectus or any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or alleged failure to act by the Dealer Managers in connection with, or relating in any manner to, the Exchange Securities or the Exchange Offer contemplated hereby, and which is included as part of or referred to in any loss, damage, expense, liability, claim or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, expense, liability, claim or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Dealer Managers through their gross negligence or willful misconduct), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Managers to the Company expressly for use with reference to the Dealer Managers in the Prospectus or arises out of or is based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Managers or any such Person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Dealer Managers or such Person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Dealer Managers or any such Person or otherwise.  The Dealer Managers or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Managers or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Dealer Managers and any such Person from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)           Each Dealer Manager severally and not jointly agrees to indemnify, defend and hold harmless the Company, any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director of the Company and each officer of the Company who signed the Registration Statement from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the 1933 Act, the 1934 Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Managers to the Company expressly for use with reference to the Dealer Managers in the Prospectus or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company or any such Person in respect of which indemnity may be sought against the Dealer Managers pursuant to the foregoing paragraph, the Company or such Person shall promptly notify the Dealer Managers in writing of the institution of such Proceeding and the Dealer Managers shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Dealer Managers shall not relieve the Dealer Managers from any liability which the Dealer Managers may have to the Company or any such Person or otherwise.  The Company or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such Person unless the employment of such counsel shall have been authorized in writing by the Dealer Managers in connection with the defense of such Proceeding or the Dealer Managers shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to the Dealer Managers (in which case the Dealer Managers shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Managers may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Managers), in any of which events such fees and expenses shall be borne by the Dealer Managers and paid as incurred (it being understood, however, that the Dealer Managers shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Dealer Managers shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Managers but if settled with the written consent of the Dealer Managers, the Dealer Managers agrees to indemnify and hold harmless the Company and any such Person from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)           If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Managers on the other hand from the Exchange Offer or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Dealer Managers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Dealer Managers on the other shall be deemed to be equal to the maximum aggregate value of the consideration proposed to be paid by the Company pursuant to the Exchange Offer, and benefits received by the Dealer Managers shall be deemed to be equal to the total compensation, if any, payable to the Dealer Managers pursuant to this Agreement.  The relative fault of the Company on the one hand and of the Dealer Managers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(d)           The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 10, the Dealer Managers shall not be liable or responsible for, or be required to contribute, any amount pursuant to this Section 10 in excess of the amount of the fees set forth on Schedule I hereto.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Managers, its directors and officers or any Person (including each partner, officer or director of such Person) who controls the Dealer Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and the Dealer Managers agree promptly to notify each other upon the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the Exchange Offer, or in connection with the Prospectus.

11.           Withdrawal.

(a)           This Agreement may be terminated by the Dealer Manager without any liability or penalty to you or any other Indemnified Party, at any time upon notice to the Company if (i) the Company shall have breached, in a material respect, the covenants, representations and warranties herein, (ii) the Company uses or permits the use of any Exchange Offer Materials or files any Exchange Offer Materials with the Commission or any Other Agency (A) which has not been submitted to you a reasonable time in advance of the filing or use thereof or (B) which has been so submitted and with respect to which your or your counsel’s reasonable comments have not been reflected in a material respect, or (iii) at any time prior to the date on which the Existing Securities are accepted for exchange, the Exchange Offer is terminated or withdrawn by the Company for any reason.

(b)           Notwithstanding termination of this Agreement pursuant to subsection (a) of this Section or the Dealer Managers’ obligation to act as such ceasing pursuant to Section 8, the obligations of the Company to compensate the Dealer Managers pursuant to Section 5 with respect to Existing Securities tendered for exchange prior to the date of withdrawal and to reimburse the Dealer Managers for their expenses pursuant to Sections 5 and 6, the representations and warranties contained in Section 7 and the indemnity and contribution provisions of Section 10 shall survive any termination of this Agreement, provided that the obligation to pay fees and expenses pursuant to Sections 5 and 6 shall only survive to the extent of fees and expenses accrued through the date of such termination (for the purposes of this determination such fee shall be calculated, in the manner described in Section 5 of this Agreement, based on the number of Existing Securities tendered for exchange prior to such withdrawal and subsequently exchanged by the Company pursuant to the Exchange Offer).

12.           Representations, Warranties, Covenants, Indemnities and Agreements to Survive Consummation of the Exchange Offer.  All representations, warranties, covenants and agreements of the Company and the Dealer Managers herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 10 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Managers or any person controlling the Dealer Managers within the meaning of the 1933 Act or the 1934 Act, or by or on behalf of the Company or any of its respective officers, directors or controlling persons within the meaning of the 1933 Act or the 1934 Act, and shall survive the consummation of the Exchange Offer and the related termination of this Agreement.

13.           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

14.           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           Binding Effect.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Indemnified Parties, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

16.           Successors and Assigns.  This agreement, including any right to indemnification or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Parties, and their respective successors and assigns.  Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any right hereunder or by virtue hereof.

17.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, both oral or written, between the parties hereto with respect to the subject matter hereof.

18.           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section):

If to the Dealer Managers:

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Facsimile:  704-208-2869

Attention:  John Servidio

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Facsimile: 212-723-8971

Attention: Liability Management Group

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York  10179

Facsimile:  212-622-8358

Attention:  Equity Syndicate Desk

with a copy (which shall not constitute notice) to:

Anthony A. Lopez III

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Facsimile: 212-878-8375

If to the Company:

Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

385 East Colorado Boulevard, Suite 299

Pasadena, California 91101

Facsimile: 626-578-0896

with a copy (which shall not constitute notice) to:

Kenneth E. Kohler

Morrison & Foerster LLP

555 West Fifth Street, 35th Floor

Los Angeles, California 90013

Facsimile: 213-892-5454

Any party hereto may change the address for receipt of communications by giving written notice to the others.

19.           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

20.           Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by all parties hereto, or in the case of a waiver by the party or parties against whom the waiver is to be effective.

21.           Certain Interests. The Company acknowledges and agrees that (a) you and your affiliates are engaged in a broad range of securities activities and may provide financing, advisory or other services to parties whose interests may conflict with those of the Company and (b) you or such affiliates may, for your own account or the account of customers, purchase or sell, or hold a long or short position in, securities of the Company, including the Existing Securities and that you may or may not exchange any such Existing Securities in the Exchange Offer.

22.           Consent to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party.  The Dealer Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

23.           Waiver of Jury Trial.  THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

24.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ Dean A. Shigenaga
	Name:	Dean A. Shigenaga
	Title:	Chief Financial Officer

Signature Page to Dealer Manager Agreement

The foregoing Dealer Manager Agreement is hereby confirmed and accepted by the Dealer Managers in New York, New York as of the date first above written.

Accepted and agreed as of the date
first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Shelli A. Merritt
	Name:	Shelli A. Merritt
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Auren Kule
	Name:	Auren Kule
	Title:	Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Managing Director

Signature Page to Dealer Manager Agreement

EXHIBIT A

[Preliminary Prospectus]

A-1

EXHIBIT B

[Letter of Transmittal]

B-1

EXHIBIT C

Pursuant to Section 8(g) of this Agreement, Morrison & Foerster LLP shall furnish their opinion to the Dealer Managers to the effect that:

1.             The Company is qualified to do business and is in good standing as a foreign corporation under the laws of the States of California, Massachusetts and Washington.

2.             Each Subsidiary (other than ARE-QRS Corp., which is incorporated in Maryland) is a corporation, limited partnership or limited liability company, as the case may be, validly existing and in good standing under the Delaware Statutes, and all of the issued shares of capital stock, partnership interests or membership interests of each such Subsidiary, as the case may be, have been duly authorized and validly issued and, as to shares of capital stock, are fully paid and nonassessable.

3.             The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.

4.             The execution and delivery by the Company of the Dealer Manager Agreement, the issuance and delivery by the Company of the Shares, compliance by the Company with all of the provisions of the Dealer Manager Agreement in accordance with its terms, and the consummation of the transactions therein contemplated, do not constitute a violation of or a default under any Applicable Contract (except for such conflicts, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement, or other organizational document, as applicable of any of the Subsidiaries that are organized under the Delaware Statutes.  We do not express any opinion, however, as to (i) whether the execution, delivery or performance by the Company of the Dealer Manager Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or (ii) the enforceability of the Dealer Manager Agreement or any of the Applicable Contracts.  We call to your attention the fact that certain of the Applicable Contracts are governed by the laws of jurisdictions other than those as to which we are opining.  We make no comment as to the effect of the laws of such jurisdictions on the opinions expressed herein.

5.             None of the execution or delivery by the Company of the Dealer Manager Agreement, the performance of its obligations under the Dealer Manager Agreement, the issuance and delivery by the Company of the Shares, or the compliance at the time of purchase by the Company with the terms and provisions of the Dealer Manager Agreement and the consummation of the transactions therein contemplated, will contravene any provision of any (a) Applicable Laws or (b) judgment, order or decree known to us of any court or Governmental Authority or agency having jurisdiction over the Company.

6.             The Company is not, and after giving effect to the Exchange Offer, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

7.             Each of the documents incorporated by reference or deemed incorporated by reference into the Preliminary Prospectus (other than the financial statements and supporting schedules and other financial data included therein, as to which we express no opinion), when they were filed with the Commission (or, if later, upon filing of an amendment thereto) complied as to form in all material respects with the requirements of the Exchange Act.

8.             The Schedule TO and the documents required by Item 12 thereof (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein, as to which we express no opinion) comply as to form as of the date hereof in all material respects with the requirements of the Exchange Act.

9.             The Registration Statement, as of the date hereof, and the Preliminary Prospectus, as of the date hereof (in each case other than (A) the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion and (B) except as expressed in our opinion in paragraph 7 above, the documents incorporated therein), each comply as to form in all material respects to the applicable requirements of the Securities Act.

10.           Neither the Company nor any of the Subsidiaries is (i) to our knowledge, in breach of, or default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except where such default could not reasonably be expected to have a Material Adverse Effect, (ii) to our knowledge, in violation of any Governmental Approval or Applicable Laws, except where such violation could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any of the articles of incorporation or bylaws of the Company or the material terms of the charter, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of any of the Subsidiaries.

11.           To our knowledge, there are no legal or governmental proceedings pending, contemplated or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their respective properties is subject that could reasonably be expected to have a Material Adverse Effect.

As used in this opinion, (i) “Governmental Approval” means any consent, approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (ii) “Governmental Authority” shall mean any United States or California executive, legislative, judicial, administrative or regulatory body, (iii) “Applicable Laws” means those laws, rules and regulations of the United States of America and the State of California, New York and Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement; provided, that we express no opinion as to (x) the “blue sky” or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state, and (iv) “Material Adverse Effect” means a material adverse effect in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

We confirm to you that nothing came to our attention that caused us to believe that (x) the Registration Statement, as of the time of its filing with the Commission on the date hereof, considered as a whole, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (y) the Schedule TO, as of the time of its filing with the Commission on the date hereof, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) the Preliminary Prospectus, as of the time of its filing as part of the Registration Statement with the Commission on the date hereof, included any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to clauses (x), (y) and (z), we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Schedule TO or the Preliminary Prospectus (except as otherwise specifically provided in our opinion of today’s date addressed to you relating to federal income tax matters and in paragraphs 7 and 9 above), and we do not express any belief with respect to the financial statements or other financial information or statistical data derived therefrom, contained in or omitted from the Registration Statement, the Schedule TO or the Preliminary Prospectus.

EXHIBIT D

Pursuant to Section 8(h) of this Agreement, Venable LLP shall furnish their opinion to the Dealer Managers to the effect that:

1.             Each of the Company and ARE-QRS has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.             The Company has full corporate power to own its properties and to conduct its business as described under the caption “Alexandria Real Estate Equities, Inc.” in the Prospectus and to enter into and perform its obligations under the Dealer Manager Agreement.

3.             The Company has all necessary corporate power to execute, deliver and perform its obligations under the Dealer Manager Agreement.

4.             The issuance of the Exchange Securities has been duly authorized and, when and if issued and delivered upon exchange of the Notes in accordance with the terms of the Exchange Offer, the Registration Statement and the Resolutions, the Exchange Securities will be validly issued, fully paid and nonassessable.

5.             The Company has taken all necessary corporate action to authorize the Exchange Offer.

6.             The outstanding shares of stock of the Company are not, and upon issuance the Exchange Securities will not be, subject to any preemptive or other similar rights arising by operation of the Maryland General Corporation Law, the Charter or the Bylaws.

7.             The Exchange Securities conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Our Capital Stock.”  The Certificate is in due and proper form and complies with all applicable statutory requirements of the Maryland General Corporation Law and with any applicable requirements of the Charter and the Bylaws.

8.             The Dealer Manager Agreement has been duly executed by the Company and, so far as is known to us, delivered by the Company.

9.             No consent, approval, authorization or order of, or any filing or declaration with, any court or other government agency or body of the State of Maryland is required under Maryland law in connection with (i) the authorization, issuance, transfer, sale or delivery of the Exchange Securities by the Company, (ii) the execution, delivery and performance of the Dealer Manager Agreement by the Company or (iii) the taking by the Company of any action contemplated by the Dealer Manager Agreement, except such as may be required under Maryland state securities laws and regulations in connection with the Exchange Offer, and other than those which have already been made, obtained or rendered, as applicable.

D-1

10.           The information contained in the Prospectus under the captions “Comparison of Rights of Holders of Convertible Notes and Holders of Our Common Stock” and “Description of Our Capital Stock,” to the extent that it constitutes a summary of the terms of the Exchange Securities, matters of Maryland law, the Charter, the Bylaws, legal proceedings or legal conclusions, has been reviewed by us and accurately summarizes such matters in all material respects.

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SCHEDULE I

I-1

SCHEDULE II

Banc of America Securities LLC

Bank of America Tower at One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

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SCHEDULE III

Subsidiary	Jurisdiction of Organization
Alexandria Real Estate Equities, L.P.	Delaware

ARE-QRS Corp.	Maryland

ARE-MA Region No. 31, LLC	Delaware

ARE-Tech Square, LLC	Delaware

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